UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 21, 2016

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Disposition

On October 21, 2016, IMH Gabella, LLC (“the Seller”) and Bigos-Gabella, LLC (the “Buyer”) entered into a Real Property Purchase Agreement (the “Agreement”) pursuant to which Seller agreed to sell all of Seller’s interests in a multifamily development project known as “Gabella at Parkside” located in Apple Valley, Minnesota (the “Property”). Ninety percent (90%) of the membership interests in Seller are held by IMH Financial Corporation (the “Company”). Pursuant to the terms of the Agreement, the Buyer agreed to purchase the Property for a contract price of $38.5 million. The transaction closed on December 21, 2016.

In connection with the sale of the Property, the Company retired certain indebtedness secured by the Property totaling $21.0 million and other indebtedness totaling $9.0 million.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 28, 2016

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer

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